EXHIBIT 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

ENTERED INTO by and between HEALTHSTREAM, INC., a Tennessee corporation (the “Borrower”), and SUNTRUST BANK, a Georgia state banking corporation (the “Lender”), as of this 23rd day of July, 2007.

RECITALS:

1. The Borrower and the Lender entered into a Loan Agreement dated July 21, 2006, as amended by that certain First Amendment to Loan Agreement dated February 16, 2007 (as amended, the “Loan Agreement”).

2. The Borrower and the Lender desire to amend the Loan Agreement as provided in this amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower and the Lender agree as follows:

1. Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

1.1 Loan Facility. Subject to the Conditions Precedent and the other terms and conditions contained in this Agreement and the other Loan Documents, and in reliance upon the representations, warranties and covenants in this Agreement and the other Loan Documents, Lender agrees to make Advances to Borrower on a revolving credit basis up to $15,000,000 from time to time until the Revolving Note Maturity Date, as evidenced by and pursuant to the Revolving Note.

2. The definition of “Revolving Loan” as used in Section 8.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Revolving Loan” means the $15,000,000.00 revolving loan facility described in Section 1.1 hereof. The terms “Revolving Loan” and “Advance” may be used interchangeably hereunder.

3. The definition of “Revolving Note” as used in Section 8.1 of the Loan Agreement shall be amended and restated in its entirety as follows:

“Revolving Note” means that certain Revolving Credit Note dated July 21, 2006 issued by the Borrower to the order of Lender in the original principal amount of up to $7,000,000, as amended and increased to $10,000,000 pursuant to that certain First Amendment to Revolving Credit Note dated February 16, 2007, and as amended and increased to $15,000,000 pursuant to that certain Second Amendment to Revolving Credit Note dated July 23, 2007, as such may be amended from time to time.

4. The Loan Agreement is not amended in any other respect.

5. The Borrower affirms its obligations under the Loan Agreement, as amended hereby, and the Borrower agrees that such obligations are its valid and binding obligations, enforceable in accordance with its terms, subject to no objection, counterclaim, or defense.

ENTERED INTO as of the date first written above.

BORROWER:

HEALTHSTREAM, INC.

By: /s/ Susan A. Brownie
Susan A. Brownie
Senior Vice President and Chief Financial Officer

LENDER:

SUNTRUST BANK

By: /s/ Ben Reed
Title: Vice President